EXHIBIT 16

March 3, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N.W.

Washington, DC 20549-7561

We have read the statements of Innovative Designs, Inc. relating to the event described under Item 4.01 of Form 8-K dated March 3, 2022, and we agree with such statements as they pertain to our firm.

RW Group, LLC

Kennett Square, PA